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                               OPTION AGREEMENT


THIS AGREEMENT is made between CROSS CREEK FINANCE GROUP LTD., a corporation organized under the laws of the Province of British Columbia ("Cross Creek") and JB OXFORD & COMPANY, a corporation organized under the laws of Utah ("Oxford").

In consideration of the covenants and agreements contained herein and the payment of $1.00 by each party hereto to the other and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1    INTERPRETATION

1.1  Definitions
     -----------

     In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings:

     (a) "Call" means Oxford's right to require Cross Creek to sell the Hariston Shares to Oxford at the Call Price pursuant to Section 2.1 of this Agreement;

     (b) "Call Period" means the 15 day period of time commencing 365 days after the date of this Agreement;

     (c) "Call Price" means $59,400;

     (d) "Hariston" means Hariston Corporation, a corporation organized under the laws of Canada and whose shares are quoted on the OTC;

     (e) "Hariston Shares" means the 396,000 common shares of Hariston owned by Cross Creek;

     (f) "OTC" means the NASD over-the-counter market in the United States;

     (g) "Put" means Cross Creek's right to require Oxford to purchase the Hariston Shares from Cross Creek at the Put Price pursuant to
         Section 3.1 of this Agreement;

     (h) "Put Period" means the 15 day period of time commencing 380 days after the date of this Agreement;

     (i) "Put Price" means $59,400; and

     (j) "Termination Time" means 4:00 p.m. (Vancouver time) on the last day of the Put Period or Call Period.

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1.2  Sections and Headings
     ---------------------

     The division of this Agreement into Sections and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Section or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Sections are to Sections of this Agreement.

1.3  Extended Meanings
     -----------------

     Words importing the singular number only shall include the plural and vice versa and words importing gender shall include masculine, feminine and neuter genders.

1.4  United States Dollars
     ---------------------

     Unless otherwise provided herein, all monetary amounts set forth in this Agreement are in United States dollars.

2    CALL OPTION

2.1 Subject to the terms and conditions of this Agreement, Cross Creek hereby grants to Oxford the right, exercisable at any time during the Call Period and prior to the Termination Time, to require Cross Creek to sell to Oxford all, but not less than all, of the Hariston Shares at the Call Price.

2.2 The Call shall be exercised by Oxford giving notice in writing to Cross Creek as provided herein exercising the Call (the "Call Exercise Notice").

2.3 Subject to the terms of this Agreement, upon the exercise of the Call, the Call Exercise Notice and this Agreement shall constitute a binding agreement of purchase and sale between Oxford and Cross Creek regarding the Hariston Shares.

2.4 The sale and purchase of the Hariston Shares hereunder shall be completed on the following terms and conditions:

     (a) the purchase price payable for the Hariston Shares shall be the Call Price;

     (b) the completion of the transaction shall take place five days after the date on which Oxford delivered the Call Exercise Notice (the "Call Closing Date");





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     (c) on the Call Closing Date, Cross Creek shall deliver the Hariston
         Shares to Oxford by providing a confirmation verifying that all of the Hariston Shares have been electronically transferred by Cross Creek and are on deposit in the account of Oxford at JB Oxford & Company;

     (d) Oxford shall deposit the Call Price in trust with its solicitor on or prior to the Call Closing Date and shall provide its solicitor, prior to Cross Creek transferring the Hariston Shares, with an irrevocable direction to pay the Call Price to Cross Creek (in the form attached hereto as Schedule "A"), in accordance with Cross Creek's wiring instructions, upon receiving confirmation from Cross Creek or Oxford verifying that all of the Hariston Shares have been deposited in the account of Oxford; and

     (e) at the time of transfer, the Hariston Shares shall be free and clear of any liens, mortgages, charges and encumbrances whatsoever and Cross Creek shall have good and marketable title thereto.

3    PUT OPTION

3.1 Subject to the terms and conditions of this Agreement, Oxford hereby grants to Cross Creek the right, exercisable at any time during the Put Period and prior to the Termination Time, to require Oxford to purchase from Cross Creek all, but not less than all, of the Hariston Shares for the Put Price.

3.2 The Put shall be exercised by Cross Creek giving notice in writing to Oxford as provided herein exercising the Put (the "Put Exercise Notice").

3.3 Subject to the terms of this Agreement, upon the exercise of the Put, the Put Exercise Notice and this Agreement shall constitute a binding agreement of purchase and sale between Oxford and Cross Creek regarding the Hariston Shares.

3.4 The sale and purchase of the Hariston Shares pursuant to the Put shall be completed on the following terms and conditions:

     (a) the purchase price payable by Oxford for the Hariston Shares shall be the Put Price;

     (b) the completion of the transaction shall take place five days after the date on which Cross Creek delivered the Put Exercise Notice to Oxford (the "Put Closing Date").

     (c) on the Put Closing Date, Cross Creek shall deliver the Hariston Shares to Oxford by providing a confirmation verifying that all of the Hariston Shares have been electronically transferred by Cross Creek and are on deposit in the account of Oxford at JB Oxford & Company;






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     (d) Oxford shall deposit the Put Price in trust with its solicitor on or prior to the Put Closing Date and shall provide its solicitor, prior to Cross Creek transferring the Hariston Shares, with an irrevocable direction to pay the Put Price to Cross Creek (in the form attached hereto as Schedule "A"), in accordance with Cross Creek's wiring instructions, upon receiving confirmation from Cross Creek or Oxford verifying that all of the Hariston Shares have been deposited in the account of Oxford; and

     (e) at the time of transfer, the Hariston Shares shall be free and clear of any liens, mortgages, charges and encumbrances whatsoever and Cross Creek shall have good and marketable title thereto.

4    DIVISION OR CONSOLIDATION OF SHARES

4.1 If the Hariston Shares are changed by way of being classified or reclassified, subdivided, consolidated or converted into a different number or class of shares or otherwise, the Put Price and the Call Price and the type of security to be delivered to Oxford upon exercise of the Put or the Call shall be adjusted accordingly, in all cases, so that Oxford shall receive the same number and type of securities as would have resulted from such change if the Put or the Call had been exercised before the date of the change.

5    GENERAL

5.1  Amendments and Waivers
     ----------------------

     No modification, variation, amendment or termination by mutual consent of this Agreement and no waiver of the performance of any of the responsibilities of any of the parties hereto shall be effected unless such action is taken in writing and is signed by all parties.

5.2  Severability
     ------------

     Each of the covenants, provisions, Sections, subsections and other subdivisions hereof is severable from every other covenant, provision, Section, subsection and the invalidity or unenforceability of any one or more covenants, provisions, Sections, subsections or subdivisions of this Agreement shall not affect the validity or enforceability of the remaining covenants, provisions, Sections, subsections and subdivisions hereof.

5.3  Time of Essence
     ---------------

     Time shall be of the essence in this Agreement.








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5.4  Notice
     ------

     All notices and other communications which are required under this Agreement shall be in writing and shall be deemed to have been given when delivered in person, by facsimile or seven (7) days after deposit by registered mail addressed as follows:

     If to Cross Creek, to:

             Cross Creek Finance Group Ltd.
             Suite 220, 375 Water Street
             Vancouver, BC  V6B 5C6

             Attention: President

             Telephone No.: 604-689-7565
             Telecopier No.: 604-683-9681

     If to Oxford, to:

             JB Oxford & Company
             9665 Wilshire Boulevard, Third Floor
             Beverly Hills, California
             90212 USA

             Attention: President

             Telephone No.: 310-777-8888
             Telecopier No.: 310-385-2236

     or to such other address as any party may designate by written notice to the other party.

5.5  Entire Agreement
     ----------------

     This Agreement constitutes and contains the entire and only agreement among the parties relating to the matters described herein and supersedes and cancels any and all previous agreements and understandings between all or any of the parties relative hereto. There are no representations, inducements, promises, understandings, conditions or warranties, either express, implied or statutory, between the parties other than as expressly set forth in this Agreement.













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5.6  Further Assurances
     ------------------

     The parties hereto covenant and agree to execute and deliver all such further documents and instruments and to do all acts and things as may be necessary or convenient to carry out the full intent and meaning of this Agreement.

5.7  Assignment
     ----------

     Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by a party without the prior written consent of the other party.

5.8  Application of Agreement
     ------------------------

     This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns.

5.9  Governing Law
     -------------

     This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

5.10 Execution
     ---------

     This Agreement may be executed in several counterparts and by facsimile, each of which, when so executed, shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.


Dated the 4th day of March, 1998.


JB OXFORD & COMPANY                 CROSS CREEK FINANCE GROUP LTD.

By: /s/ Stephen Rubenstein          By: /s/ Tom S. Kusumoto
   ----------------------------        -----------------------------------

Name: Stephen Rubenstein            Name: Tom S. Kusumoto
     --------------------------          ---------------------------------

Title: President                    Title: President
      -------------------------           --------------------------------

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                              SCHEDULE "A"

                      IRREVOCABLE DIRECTION TO PAY
                      ----------------------------

TO:      [Name of law firm]

FROM:    JB Oxford & Company (the "Company")

DATE:    March *, 1999

RE: Payment of Call Price or Put Price for the purchase of 396,000 common shares of Hariston Corporation (the "Hariston Shares")
-----------------------------------------------------------------------------

We hereby irrevocably direct you to pay Cross Creek Finance Group Ltd. ("Cross Creek") U.S. $59,400, representing payment in full of the Call Price or Put Price payable for the Hariston Shares sold by Cross Creek to the Company pursuant to the Option Agreement between the Company and Cross Creek dated March 4, 1998, upon receiving confirmation from the Company or Cross Creek verifying that all of the Hariston Shares have been deposited in the account of the Company.


DATED March *, 1999.


                                    JB OXFORD & COMPANY



                                    Per: ------------------- c/s
                                    Stephen Rubenstein,
                                    President